UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 11, 2014

PERCEPTRON, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47827 Halyard Drive, Plymouth, MI	48170-2461
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 414-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) On November 11, 2014, effective December 1, 2014, the Management Development, Compensation and Stock Option Committee (the “Committee”) of the Board of Directors of Perceptron, Inc. (the “Company”) awarded Jeffrey M. Armstrong, President and Chief Executive Officer, 100,000 non-qualified options to purchase shares of the Company’s Common Stock, under the 2004 Stock Incentive Plan (“2004 Stock Plan”) to be issued on the current form of the Non-Qualified Stock Option Agreement Terms for Officers. The options will become exercisable in four equal annual installments beginning December 1, 2015 at an exercise price equal to the fair market value of the Company’s Common Stock as of December 1, 2014, expiring ten (10) years from grant date.

Also on November 11, 2014, the Committee awarded to each non-management member of the Board of Directors 2,369 shares of the Company’s Common Stock (with a fair market value of approximately $25,000 based on the Company’s Common Stock as of November 11, 2014), under the 2004 Stock Plan, with one-third of each such award vesting on the first, second and third anniversaries of the grant date and freely transferable after such dates if each non-management Director’s services as a member of the Board of Directors has not been terminated on or prior to such dates. The shares will be issued pursuant to the standard form of Restricted Stock Award Agreement for Non-Employee Directors that was previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K as filed August 30, 2013 with the Securities and Exchange Commission.

Item 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company’s 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”) was held on November 11, 2014 at the Company’s headquarters in Plymouth, Michigan. Of the 9,151,956 shares of the Company’s Common Stock issued, outstanding and entitled to vote at the 2014 Annual Meeting, a total of 8,167,063 shares (or approximately 89.24%) were represented in person or by proxy at the meeting. Set forth below are the final voting results for the proposals voted on at the 2014 Annual Meeting.

1.	Election of seven nominees to the Company’s Board of Directors for a one-year term expiring at the 2015 Annual Meeting of Shareholders, or until their successors are duly elected and qualified:

Nominee	For	Number of Shares Withheld	Broker Non-Votes
Jeffrey M. Armstrong	3,128,284	2,823,353	2,215,426
Kenneth R. Dabrowski	3,131,443	2,820,194	2,215,426
Philip J. DeCocco	3,054,979	2,896,658	2,215,426
W. Richard Marz	3,128,761	2,822,876	2,215,426
C. Richard Neely, Jr.	5,288,850	662,787	2,215,426
Robert S. Oswald	3,059,661	2,891,976	2,215,426
Terryll R. Smith	3,067,889	2,883,748	2,215,426

As a result, each nominee was elected by the Company’s shareholders, as recommended by the Board of Directors.

2.	Approval of an Advisory Vote on Executive Compensation (“Say-on-Pay”):

For	Against	Abstain	Broker Non-Votes
5,348,631	585,701	17,306	2,215,425

As a result, the non-binding resolution to approve the compensation of the Company’s named executive officers was approved by the shareholders on an advisory basis, as recommended by the Board of Directors.

3.	Ratification of Selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015:

For	Against	Abstain
8,058,655	25,113	83,295

As a result, the selection of BDO USA, LLP was ratified and approved by the Company’s shareholders, as recommended by the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC. Registrant)

Date: November 17, 2014	/s/ David W. Geiss
	By:	David W. Geiss
	Title:	Vice President, General Counsel and Secretary